Exhibit 99.1

Filed by Uranium Resources, Inc.
(SEC file no. 0-17171)
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Uranium Resources Signs Definitive Agreement to Acquire Neutron Energy and Executes Financing Agreement with Resource Capital Fund

Combination will create significant uranium development company

LEWISVILLE, Texas--(BUSINESS WIRE)--March 1, 2012--Uranium Resources, Inc. (NASDAQ: URRE) (“URI” or the “Company”), announced today that it has entered into a merger agreement to acquire 100% of the equity capital of Neutron Energy, Inc. (“Neutron”) in a stock-for-stock transaction (the “Transaction”). At the same time as the Transaction, an affiliate of Resource Capital Fund V L.P. (“RCF”) will provide $20 million that will be used to retire the majority of Neutron’s outstanding debt owed to RMB Australia Holdings Limited (“RMB”) in exchange for URI common stock. The remainder of Neutron debt owed to RMB will be converted into URI common stock, resulting in URI acquiring Neutron on a debt-free basis. A total of 37 million URI common shares will be issued for the merger, resulting in a total consideration of $38.1 million, based on URI’s closing stock price on February 24, 2012 of $1.03.

URI has also entered into an investment agreement with RCF, pursuant to which RCF will provide an additional $10 million in funding to URI through the purchase of an additional 10.3 million URI shares within 10 days of the signing of the definitive agreement. At closing of the merger, URI, at its option, can receive an additional $5 million from RCF. The $10 million provided by RCF, as well as the optional $5 million available to URI, will be used for working capital and to advance the development of projects held by URI and Neutron.

Don Ewigleben, President and CEO of URI, commented, “This acquisition represents a significant consolidation of uranium properties in New Mexico and will position URI as one of the largest U.S.-based uranium development companies. It also provides the combined company with significant scale, strategic resource development synergies in the Ambrosia Lake region and a previously permitted conventional mill site. We believe the participation of sophisticated investors, such as RCF and RMB, in this transaction is a testament to the value of this merger and the potential of the combined company.”

Neutron is a private uranium exploration and development company with significant assets located in the Grants Mineral Belt of New Mexico, including the Cebolleta and Juan Tafoya projects that cover 10,814 acres. The Cebolleta property contains 6.68 million tons of mineralized material at a grade of 0.176% U3O8 and 4.5 million tons of mineralized material at a grade of 0.09% U3O8, while the Juan Tafoya property contains 3.81 million tons of mineralized material at a grade of 0.149% U3O8 and 0.39 million tons of mineralized material at a grade of 0.112% U3O8. These properties are located on private lands and are planned to be mined using conventional techniques. Neutron also holds a suite of properties that neighbor certain URI properties west of Mt. Taylor, in the Ambrosia Lake region, that contain 3.2 million tons of mineralized material at a grade of 0.148% U3O8. Most of the mineralized material at the Ambrosia Lake projects is planned to be mined using conventional techniques, while there may be small isolated pockets which can be mined by ISR techniques. Neutron also has uranium assets in South Dakota and Wyoming.

The total of the New Mexico uranium holdings for the combined companies is over 206,600 acres.

The expected strategic benefits of URI’s acquisition of Neutron include:

  URI will be positioned as one of the largest U.S. uranium development companies
  Adds a good balance of mid- and long-term uranium production opportunities
  Addition of a previously permitted, constructed and torn down, but not operated, conventional mill site
  Resource development synergies on neighboring properties in the Ambrosia Lake region
  Addition of highly qualified mining and permitting professionals to the URI team
  Significant exploration upside from the portfolio of Neutron properties
  URI better placed to complete further consolidation in New Mexico
  Addition of sophisticated, supportive mining investors in RCF and RMB

Mr. Ewigleben noted, “We continue to pursue opportunities to enhance our asset base and concentrate uranium ownership in New Mexico, which we believe will again be a key provider of fuel to support both existing and planned nuclear energy facilities that both developed and developing economies require for clean inexpensive energy. URI expects to be in a strong position to advance its key development assets with the support of RCF as a significant shareholder.”

Under the terms of the transaction agreements with Neutron, RMB and RCF, the 37 million shares of URI common stock to be issued will be distributed as follows: 24.6 million URI shares to RCF; 8.4 million URI shares to RMB; 3.8 million URI shares to be distributed to current shareholders of Neutron; and 0.2 million URI shares to be used to satisfy certain obligations of Neutron. Upon completion of the acquisition and RCF’s initial $10 million private placement (excluding the optional $5 million RCF investment), URI will have 143.1 million shares outstanding.

The Transaction, which has been unanimously approved by the Boards of Directors of both URI and Neutron, is subject to shareholder approval and is expected to close in the third quarter of 2012. Cormark Securities Inc. acted as financial advisor to URI in connection with the Transaction and has delivered an opinion to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the Transaction is fair from a financial point of view to the shareholders of URI. Roth Capital Partners LLC acted as financial advisor to Neutron.

Webcast and Conference Call Information

URI will host a conference call and webcast to discuss the acquisition on Friday, March 2, 2012 at 11:30 a.m. ET. To access the conference call, please dial 201-689-8471. The live webcast can be monitored at www.uraniumresources.com, where it will be archived afterwards.

A replay of the call will be available from 2:30 pm ET the day of the call until Friday, March 9, 2012. To listen to the archived call, dial (858) 384-5517 and enter replay pin number 389994. A transcript will also be posted to the website, once available.

Additional Information about the Transaction

The Transaction will be submitted to each of URI and Neutron’s shareholders for approval. URI will file a registration statement, a joint proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and joint proxy statement/prospectus when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about URI and Neutron, at the SEC’s website (http://www.sec.gov). Investors will also be able to obtain these documents, free of charge, by accessing URI’s website (www.uraniumresources.com).

URI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of URI in connection with the Transaction. Information about the directors and executive officers of URI is set forth in the proxy statement for URI’s 2011 annual meeting of shareholders, as filed with the SEC on April 29, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Transaction may be obtained by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. Investors may obtain free copies of these documents as described above.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. The Company acquired these properties over the past 20 years along with an extensive information database of historic mining logs and analysis. None of URI’s properties is currently in production.

URI’s strategy is to fully develop its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, partner with larger mining companies that have undeveloped uranium assets or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, receiving shareholder approval of the Transaction, realizing the benefits of the merger and resource development synergies, the exploration upside of the acquired properties, the Company’s ability to acquire other properties, the value gained from mine site that had been previously permitted, the benefit of permitting on private lands, the effect of additional major investors with mining investment experience, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Uranium Resources, Inc.
Don Ewigleben, 972.219.3330
President & Chief Executive Officer
or
Media:
Mat Lueras, 505.269.8317
Vice President, Corporate Development
mlueras@uraniumresources.com
or
Investors:
Kei Advisors LLC
Deborah K. Pawlowski, 716.843.3908
dpawlowski@keiadvisors.com